RULE 12d1-4

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT, dated as of January 19, 2022, is among FT Series, First Trust Exchange Traded Fund, First Trust Exchange-Traded Fund II, First Trust Exchange-Traded Fund III, First Trust Exchange-Traded Fund IV, First Trust Exchange-Traded Fund V, First Trust Exchange-Traded Fund VI, First Trust Exchange-Traded Fund VII, First Trust Exchange Traded Fund VIII, First Trust Series Fund, and First Trust Variable Insurance Trust, each on behalf of its separate existing and future series that invests in an Acquired Fund in reliance on the Rule as such terms are defined below and as listed on Schedule A (as amended from time to time), severally and not jointly (each, an “Acquiring Fund”), and each Acquired Fund listed on Schedule A (as amended from time to time), severally and not jointly (each, an “Acquired Fund” and together with the Acquiring Funds, the “Funds”). This Agreement shall be effective as of January 19, 2022.

WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”) or as an unit investment trust under the 1940 Act;

WHEREAS, Section 12(d)(l)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, Section 12(d)(l)(B) limits the extent to which a registered investment company, its principal underwriter (“Distributor”) or registered brokers or dealers (“Brokers”) may knowingly sell shares of such registered investment company to other investment companies, and Section 12(d)(l)(C) limits the extent to which an investment company may invest in the shares of a registered closed-end investment company;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits (i) registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(l)(A) and Section 12(d)(l)(C) of the 1940 Act, and (ii) registered investment companies, such as the Acquired Funds, as well as the Distributor and Brokers, knowingly to sell shares of the Acquired Funds to the Acquiring Funds in excess of the limits of Section 12(d)(l)(B) of the 1940 Act, subject to compliance with the conditions of the Rule;

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(l)(A) and Section 12(d)(l)(C), as applicable, in reliance on the Rule; and

WHEREAS, an Acquired Fund, Distributor, or Broker, from time to time, may knowingly sell Shares of one or more Acquired Funds to an Acquiring Fund in excess of the limitations of Section 12(d)(l)(B) in reliance on the Rule;

NOW THEREFORE, in accordance with the Rule, each Acquiring Fund and each Acquired Fund desire to set forth the following terms pursuant to which an Acquiring Fund may invest in an Acquired Fund in reliance on the Rule and an Acquired Fund and its Distributor and Brokers may sell shares of the Acquired Fund to an Acquiring Fund in reliance on the Rule.

1.  Terms of Investment.

(a)  With respect to investments in Acquired Funds that operate as exchange-traded funds (“Acquired ETFs”), the Funds note that each Acquired ETF is designed to accommodate large investments and redemptions, whether from Acquiring Funds or other investors. Creation and redemption orders for shares of the Acquired ETFs can only be submitted by Brokers or other participants of a registered clearing agency (collectively, “Authorized Participants”) that have entered into an agreement (“Authorized Participant Agreement”) with the Acquired ETFs’ distributor to transact in shares of the Acquired ETFs. The Acquired ETFs also have policies and procedures (the “Basket Policies”) that have been adopted pursuant to Rule 6c-l 1 under the 1940 Act, which govern creations and redemptions of the Acquired ETFs’ shares. Any creation or redemption order submitted by an Acquiring Fund through an Authorized Participant will be satisfied pursuant to the Basket Policies and the relevant Authorized Participant Agreement. The Basket Policies include provisions that govern in-kind creations and redemptions, as well as cash transactions. In any event, the Funds generally expect that the Acquiring Funds will transact in shares in the Acquired ETFs on the secondary market rather than through direct creation and redemption transactions with the Acquired ETF. The Funds believe that these material terms regarding an Acquiring Fund’s investment in shares of an Acquired ETF should assist the Acquired ETF’s investment adviser with making the required findings under the Rule.

(b)  In order to assist the Acquiring Fund’s investment adviser or depositor with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, the Acquired Fund shall provide the Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund to facilitate compliance with the Rule. In accordance with the foregoing and in recognition of each Acquired Fund’s obligations regarding disclosure of material nonpublic information under applicable laws, rules and regulations, including without limitation Regulation FD, the Funds agree that information on fees and expenses of an Acquired Fund shall be provided through delivery of or access to publicly available documents.

(c)  An Acquiring Fund shall promptly provide an Acquired Fund with summary information regarding the aggregate amount of the Acquiring Funds’ investments in an Acquired Fund, and information regarding affiliates of the Acquiring Fund, upon the Acquired Fund’s reasonable request and to the extent it is not considered material non-public information.

2.  Representations of the Acquired Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)( I )(A) or Section 12(d)( I )(C) or knowing sale of shares by an Acquired Fund, Distributor, or Broker to an Acquiring Fund in excess of the limitations in Section 12(d)(l)(B), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its Staff from time to time, or fails to comply with this Agreement.

3.  Representations of the Acquiring Funds.

(a)  In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(l)(A) or Section 12(d)(l)(C) or knowing sale of Shares by an Acquired Fund, Distributor, or Broker to an Acquiring Fund in excess of the limitations in Section 12(d)(l)(B), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its Staff from time to time, or fails to comply with this Agreement.

(b)  As of the date of this agreement, no Acquiring Fund holds outstanding voting securities of any Acquired Fund in excess of the limit in Section 12(d)(1)(A)(i). No Acquiring Fund will purchase or acquire shares of an Acquired Fund that would cause such Acquiring Fund to hold outstanding voting securities of such Acquired Fund in excess of the limit in Section 12(d)(l)(A)(i) without prior written approval from the Acquired Fund.

(c)  An Acquiring Fund shall promptly notify an Acquired Fund:

(i)  of any purchase or acquisition of shares of an Acquired Fund that causes the Acquiring Fund to hold 5% or more of the Acquired Fund’s total outstanding voting securities;

(ii)  if at any time the Acquiring Fund and its Advisory Group (as defined in the Rule), individually or in the aggregate, hold more than 25% of the Acquired Fund’s total outstanding voting securities; and

(iii)  if at any time the Acquiring Fund and, if applicable, its Advisory Group no longer holds voting securities of the Acquired Fund in excess of an amount noted in clause (i) or (ii) above.

(d)  Notwithstanding anything herein to the contrary, any Acquiring Fund that has an “affiliated person” (as defined under the 1940 Act) that is: (i) a broker-dealer, (ii) a broker dealer or bank that borrows as part of a securities lending program, or (iii) a futures commission merchant or a swap dealer: (a) will not make an investment in an Acquired Fund that causes such Acquiring Fund to hold 5% or more of the Acquired Fund’s total outstanding voting securities without prior approval from the Acquired Fund; and (b) will notify the Acquired Fund if, notwithstanding compliance with clause (a) at the time of investment, the Acquired Fund subsequently holds 5% or more of the Acquired Fund’s total outstanding voting securities.

4.  Notices.

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Acquiring Fund:	If to the Acquired Fund:
Kristi Maher	Kevin Wuerfel
First Trust Portfolios L.P.	Vice President Investment Compliance
120 E. Liberty Drive, Suite 400	Franklin Templeton
Wheaton, IL 60187	One Franklin Parkway
Email: foflegal@ftportfolios.com	Building 920, 2nd Floor
With a copy to:	San Mateo, CA 94403
E-mail:
W. Scott Jardine, Esq.	Rule12d1-4InvestmentAgreements@franklintempleton.com
Attn: Legal Department
First Trust Portfolios L.P.
120 E. Liberty Drive, Suite 400
Wheaton, IL 60187
Email: foflegal@ftportfolios.com

5.  Term and Termination; Assignment; Amendment.

(a)  This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 5(b).

(b)  This Agreement shall continue until terminated in writing by either party upon 60 days’ notice to the other party. Upon termination of this Agreement, an Acquiring Fund may not purchase additional shares of an Acquired Fund beyond the Section 12(d)(1)(A) or Section 12(d)(l)(C) limits in reliance on the Rule. For purposes of clarity, upon termination of the Agreement, the Acquiring Fund will not be required to reduce its holdings of the respective Acquired Fund. Termination of this Agreement with respect to a particular Acquiring Fund and/or Acquired Fund shall not terminate the Agreement as to other Acquiring Funds and Acquired Funds that are parties hereto.

(c)  This Agreement shall automatically terminate with respect to a particular Acquiring Fund or Acquired Fund upon the termination of such Acquiring Fund or Acquired Fund. Such termination of the Agreement on behalf of the respective Acquiring Fund or Acquired Fund shall not terminate this Agreement with respect to other Acquiring Funds and Acquired Funds that are parties hereto.

(d)  This Agreement may not be assigned (as that term is defined in the 1940 Act) by either party without the prior written consent of the other.

(d)  This Agreement may be amended, including the addition of Acquired Funds to Schedule A, only by a writing that is signed by each affected party.

(e)  In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Fund that is involved in the matter in controversy for satisfaction, and not to any other series of the trust or corporation of which any such Acquiring Fund is a series, if applicable, or to the Acquiring Funds’ directors, trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction.

(f)  In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Fund(s) that is involved in the matter in controversy for satisfaction, and not to any other series of the trust or corporation of which any such Acquired Fund is a series, if applicable, or to the Acquired Funds’ directors, trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction.

6.  Miscellaneous.

(a)  In no event and under no circumstances will any party to this Agreement be liable to any person, including without limitation any other party to this Agreement, for any special, indirect or consequential loss or damages resulting from any act or failure to act in accordance with the provisions of this Agreement, even if such party had been advised of the possibility of such losses or damages.

(b)  The Acquiring Funds and Acquired Funds may file a copy of this Agreement with the SEC or any other regulatory body if required by applicable law.

(c)  For any Acquired Fund or Acquiring Fund that is a Massachusetts business trust or a series of a Massachusetts business trust, a copy of the Declaration of Trust of such Acquired Fund or Acquiring Fund or trust is on file with the Secretary of The Commonwealth of Massachusetts. Notice is hereby given that no trustee, officer, employee, agent, employee or shareholder of an Acquired Fund or Acquiring Fund shall have any personal liability under this Agreement and that this Agreement is binding only upon the assets and property of the applicable Acquired Fund or Acquiring Fund.

(d)  This Agreement will be governed by the laws of the State of Delaware without regard to its choice of law principles.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Franklin ETF Trust

Franklin Templeton ETF Trust

Legg Mason ETF Investment Trust

By:	/s/ Navid J. Tofigh
Name:	Navid J. Tofigh
Title:	Vice President

FT Series, On Behalf of Its Existing and Future Series, Severally and not Jointly

By:	/s/ James M. Dykas
Name:	James M. Dykas
Title:	Chief Financial Officer

First Trust Exchange-Traded Fund

First Trust Exchange-Traded Fund II

First Trust Exchange-Traded Fund III

First Trust Exchange-Traded Fund IV

First Trust Exchange-Traded Fund V

First Trust Exchange-Traded Fund VI

First Trust Exchange-Traded Fund VII

First Trust Exchange-Traded Fund VIII

First Trust Series Fund

First Trust Variable Insurance Trust

(each on behalf of its existing and future series, severally and not jointly)

By:	/s/ James M. Dykas
Name:	James M. Dykas
Title:	President and CEO

SCHEDULE A

Acquiring Funds	Acquired Funds

FT Series

All Existing and Future Series

First Trust Exchange-Traded Fund

All Existing and Future Series

First Trust Exchange-Traded Fund II

All Existing and Future Series

First Trust Exchange-Traded Fund III

All Existing and Future Series

First Trust Exchange-Traded Fund IV

All Existing and Future Series

First Trust Exchange-Traded Fund V

All Existing and Future Series

First Trust Exchange-Traded Fund VI

All Existing and Future Series

First Trust Exchange-Traded Fund VII

All Existing and Future Series

First Trust Exchange-Traded Fund VIII

All Existing and Future Series

First Trust Series Fund

All Existing and Future Series

First Trust Variable Insurance Trust

All Existing and Future Series

Franklin ETF Trust

Franklin Liberty Short Duration U.S. Government ETF

Franklin Templeton ETF Trust

Franklin LibertyQ Emerging Markets ETF

Franklin LibertyQ Global Dividend ETF

Franklin LibertyQ Global Equity ETF

Franklin LibertyQ International Equity Hedged ETF

Franklin LibertyQ U.S. Equity ETF

Franklin LibertyQ U.S. Mid Cap Equity ETF

Franklin LibertyQ U.S. Small Cap Equity ETF

Franklin Disruptive Commerce ETF

Franklin Exponential Data ETF

Franklin Genomic Advancements ETF

Franklin Intelligent Machines ETF

Franklin Liberty High Yield Corporate ETF

Franklin Liberty Federal Intermediate Tax-Free Bond Opp. ETF

Franklin Liberty Federal Tax-Free Bond ETF

Franklin Liberty International Aggregate Bond ETF

Franklin Liberty Investment Grade Corporate ETF

Franklin Liberty Senior Loan ETF

Franklin Liberty Systematic Style Premia ETF

Franklin Liberty Ultra Short Bond ETF

Franklin Liberty U.S. Core Bond ETF

Franklin Liberty U.S. Low Volatility ETF

Franklin Liberty U.S. Treasury Bond ETF

Franklin FTSE Asia ex Japan ETF

Franklin FTSE Australia ETF

Franklin FTSE Brazil ETF

Franklin FTSE Canada ETF

Franklin FTSE China ETF

Franklin FTSE Europe ETF

Franklin FTSE Europe Hedged ETF

Franklin FTSE France ETF

Franklin FTSE Germany ETF

Franklin FTSE Hong Kong ETF

Franklin FTSE India ETF

Franklin FTSE Italy ETF

Franklin FTSE Japan ETF

Franklin FTSE Japan Hedged ETF

Franklin FTSE Latin America ETF

Franklin FTSE Mexico ETF

Franklin FTSE Russia ETF

Franklin FTSE Saudi Arabia ETF

Franklin FTSE South Africa ETF

Franklin FTSE South Korea ETF

Franklin FTSE Switzerland ETF

Franklin FTSE Taiwan ETF

Franklin FTSE United Kingdom ETF

Legg Mason ETF Investment Trust

ClearBridge All Cap Growth ESG ETF

ClearBridge Dividend Strategy ESG ETF

ClearBridge Large Cap Growth ESG ETF

A-1

SCHEDULE A

Acquiring Funds	Acquired Funds

Western Asset Short Duration Income ETF

Western Asset Total Return ETF

Legg Mason International Low Volatility High Dividend ETF

Legg Mason Low Volatility High Dividend ETF

Legg Mason Small-Cap Quality Value ETF

A-2